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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             UnitedGlobalCom, Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                                  84-1116217
(State of incorporation or organization)             (IRS Employer
                                                     Identification No.)


  4643 South Ulster Street, Suite 1300
          Denver, Colorado                                 80237
 (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is to become effective pursuant to General Instruction A.(c)(1), please check the
following box.   [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneous with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    to be so registered:                         each class is to be registered:

            None                                              None


       Securities to be registered pursuant to Section 12(g) of the Act:

          7% Series D Senior Cumulative Convertible Preferred Stock,
                           par value $.01 per share
               (Each share represented by 20 Depositary Shares)
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

    The Registrant's prospectus relating to the proposed offering of the 7% Series D Senior Cumulative Convertible Preferred Stock and the Depositary Shares, dated November 30, 1999, forming a part of the Registrant's Registration Statement on Form S-3 (File No. 333-91857) under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement constituting a post-effective amendment to the Registrant's Registration Statement on Form S-3 (File No. 333-90997) under the Securities Act pursuant to Rule 429 under the Securities Act), is incorporated herein by reference. The Registrant's prospectus supplement relating to the proposed offering of the 7% Series D Senior Cumulative Convertible Preferred Stock and the Depositary Shares, to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act, is also incorporated herein by reference.

Item 2.  Exhibits.
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    Listed below are all exhibits filed as a part of this registration statement:

I. 1.1 Specimen of Certificate for the 7% Series D Senior Cumulative Convertible Preferred Stock.

     1.2 Certificate of Designations for the 7% Series D Senior Cumulative Convertible Preferred Stock.

     1.3 Form of Deposit Agreement among the Registrant, Firstar Bank, N.A. and the holders of the depositary receipts described therein. (1)

     2. Constituent instruments defining the rights of the holders of the 7% Series D Senior Cumulative Convertible Preferred Stock and the Depositary Shares:

          a.   Second Restated Certificate of Incorporation of the Registrant.
               (2)
          b. Certificate of Amendment to the Certificate of Incorporation of the Registrant. (3)
          b.   The Restated Bylaws of the Registrant.  (2)

II   1-6.  Not Applicable

(1) Incorporated by reference from the Registrant's Form 8-K (File No. 0-21974) dated July 6, 1999.

(2) Incorporated by reference from Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 33-61376) filed with the Commission on June 23, 1993.

(3) Incorporated by reference from the Registrant's Form 10-K for the year ended February 28, 1994 (File No. 0-21974).
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  UNITEDGLOBALCOM, INC.



                                  By:  /s/  Frederick G. Westerman III
                                       -------------------------------
                                  Name:  Frederick G. Westerman III
                                  Title:  Chief Financial Officer



Date:  December 1, 1999

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